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                                                                    Exhibit 12.1


                           Hanover Compressor Company
                Computation of Ratio of Earnings to Fixed Charges
                  (amounts in thousands of dollars) (unaudited)



                                                        March 31,    March 31,   Pro forma
                                                          2002         2001         2001        2001         2000         1999
                                                          ----         ----         ----        ----         ----         ----
Earnings:
Income before taxes                                   $   8,390    $  32,215    $ 119,246    $ 117,410    $  81,471    $  63,586

Add:
Interest on indebtedness and amortization of
capitalized interest, debt expense and discount (1)       9,926        4,633       32,673       24,173       15,116        9,115
Leasing expense and the estimated interest
      factor attributable to rents                       23,342       15,524       94,511       71,637       46,132       22,486
Subtract:
Equity in income of non-consolidated affiliates in
excess of distributions of income                        (4,932)        (750)      (5,615)      (9,350)      (3,518)      (1,188)
                                                      ---------    ---------    ---------    ---------    ---------    ---------
      Earnings                                           36,726       51,622      240,815      203,870      139,201       93,999
                                                      ---------    ---------    ---------    ---------    ---------    ---------
Fixed charges:
Interest on indebtedness and amortization of
     debt expense and discount (1)                       10,661        4,934       35,163       26,663       16,589       10,597
Leasing expense and the estimated interest
     factor attributable to rents                        23,342       15,524       94,511       71,637       46,132       22,486
                                                      ---------    ---------    ---------    ---------    ---------    ---------
     Fixed charges                                       34,003       20,458      129,674       98,300    $  62,721       33,083
                                                      ---------    ---------    ---------    ---------    ---------    ---------


Ratio of earnings to fixed charges                         1.08         2.52         1.86         2.07         2.22         2.84
                                                      =========    =========    =========    =========    =========    =========


                                                          1998         1997
Earnings:                                                 ----         ----
Income before taxes                                   $  49,636    $  28,685

Add:
Interest on indebtedness and amortization of
capitalized interest, debt expense and discount (1)      11,716       10,728
Leasing expense and the estimated interest
      factor attributable to rents                        6,310          113
Subtract:
Equity in income of non-consolidated affiliates in
excess of distributions of income                        (1,369)
                                                      ---------    ---------
      Earnings                                           66,293       39,526
                                                      ---------    ---------
Fixed charges:
Interest on indebtedness and amortization of
     debt expense and discount (1)                       11,716       10,728
Leasing expense and the estimated interest
     factor attributable to rents                         6,310          113
                                                      ---------    ---------
     Fixed charges                                       18,026       10,841
                                                      ---------    ---------


Ratio of earnings to fixed charges                         3.68         3.65
                                                      =========    =========

(1) Includes distributions on mandatorily redeemable convertible preferred securities.